As filed with the Securities and Exchange Commission on February 3, 2003 Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          INDIAN VILLAGE BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

      PENNSYLVANIA                                      34-1891199
(state or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                             100 SOUTH WALNUT STREET
                            GNADENHUTTEN, OHIO 44629
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          INDIAN VILLAGE COMMUNITY BANK
                                   401(K) PLAN
                            (Full Title of the Plan)
                            ------------------------

                                                COPIES TO:
MARTY R. LINDON                                 VICTOR L. CANGELOSI, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER           SUZANNE A. WALKER, ESQUIRE
INDIAN VILLAGE COMMUNITY BANK                   MULDOON MURPHY & FAUCETTE LLP
100 SOUTH WALNUT STREET                         5101 WISCONSIN AVENUE, N.W.
GNADENHUTTEN, OHIO 44629                        WASHINGTON, D.C.  20016
(740) 254-4313                                  (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /
                                                     -----

====================================================================================================================================
Title of each Class of          Amount to be    Proposed Maximum Offering       Proposed Maximum Aggregate    Amount of Registration
Securities to be Registered     Registered (1)  Price Per Share                 Offering Price(2)             Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock
$.01 par Value                  3,164 Shares    (3) $17.75                      $56,175                       $6.00
------------------------------------------------------------------------------------------------------------------------------------
Participation
Interests                       (4)                                                                           (5)
====================================================================================================================================

(1)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Indian Village Community Bank 401(k) Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Indian Village Bancorp, Inc. (the "Company") pursuant to 17 C.F.R. ss.230.416(a).
(2)Estimated solely for the purpose of calculating the registration fee.
(3)The average of the bid and ask price of the Company common stock as reported on February 3, 2003 in accordance with 17 C.F.R. ss.230.457(c).
(4)In addition, pursuant to 17 C.F.R. ss.230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein based upon the maximum amount that could be issued under the plan pursuant to 17 C.F.R. ss.230.457(h).
(5)In accordance with 17 C.F.R. ss.230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

INDIAN VILLAGE BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Indian Village Community Bank 401(k) Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Form 10-KSB report filed by the Company on September 30, 2002, for the fiscal year ended June 30, 2002 (File No. 000-25971) which includes consolidated balance sheets of Indian Village Bancorp, Inc. as of June 30, 2002 and June 30, 2001, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the years ended June 30, 2002 and June 30, 2001.

      (b) The Form 10-QSB report filed by the Company on November 14, 2002, for the quarter ended September 30, 2002 (File No. 000-25971).

      (c) The Form 11-K report filed on behalf of the Plan on February 3, 2003 for the Plan Year ended December 31, 2001.

      (d) The description of the Registrant's Common Stock contained in the Companys's Form 8-A (File No. 000-25971), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on May 4, 1999, and declared effective May 14, 1999 as incorporated by reference from the Company's Form SB-2 (File No. 333-74621) declared effective on May 14, 1999.

      (e) All documents filed by the Company and the Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.


ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Article 9 of the Registrant's Certificate of Incorporation provides as follows:

        A.      Personal Liability of Directors.  A director of the Corporation
                -------------------------------
shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

        B.      Indemnification.  The Corporation  shall  indemnify  any  person
                ---------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

        C.      Advancement of Expenses.  Reasonable  expenses  incurred  by  an
                -----------------------
officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

        D.      Other Rights. The  indemnification  and  advancement of expenses
                ------------
provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        E.      Insurance.  The Corporation shall have the power to purchase and
                ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

        F.      Security  Fund; Indemnity  Agreements.  By  action of the  Board
                -------------------------------------
of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

        G.      Modification.  The duties of the Corporation to indemnify and to
                ------------
advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this
Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

        H.      Proceedings  Initiated  by  Indemnified Persons. Notwithstanding
                -----------------------------------------------
any other  provision of this Article 9, the  Corporation  shall not  indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or AMICUS CURIAE by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      4        Stock Certificate of Indian Village Bancorp, Inc.1
      8        Tax Opinion not required.  The Registrant has submitted or hereby undertakes to submit the 401(k) Plan and any amendment thereto to the Internal  Revenue  Service ("IRS") in a timely manner and has made or will  make all  changes  required  by the IRS in order to qualify the plan.
      10       Indian Village Community Bank 401(k) Plan and Adoption Agreement.
      23       Consent of Crowe, Chizek and Company LLP.
      24       Power of Attorney is located on the signature pages.
--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form SB-2 (SEC No. 333-74621), as amended.

ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the Offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Indian Village Bancorp, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gnadenhutten, Ohio on December 19, 2002.

                                        INDIAN VILLAGE BANCORP, INC.


                                        By:/s/ Marty R. Lindon
                                           -------------------------------------
                                           Marty R. Lindon
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Marty R. Lindon and Andrea R. Miley, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Name                        Title                             Date

/s/ Marty R. Lindon             Director, President and        December 19, 2002
-----------------------------   Chief Executive Officer
Marty R. Lindon                 (principal executive officer)


/s/ Andrea R. Miley             Vice President and Controller  December 19, 2002
-----------------------------   (principal accounting and
Andrea R. Miley                 financial officer)



/s/ Rebecca S. Mastin           Chairperson of the Board       December 19, 2002
-----------------------------
Rebecca S. Mastin


/s/ John A. Beitzel             Vice Chairman of the Board     December 19, 2002
-----------------------------
John A. Beitzel


/s/ Michael A. Cochran          Corporate Secretary and        December 19, 2002
-----------------------------   Director
Michael A. Cochran


/s/ Vernon E. Mishler           Director                       December 19, 2002
-----------------------------
Vernon E. Mishler


/s/ Joanne Limbach              Director                       December 19, 2002
-----------------------------
Joanne Limbach


/s/ Cindy S. Knisely            Director                       December 19, 2002
-----------------------------
Cindy S. Knisely

    THE PLAN.

    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Indian Village Community Bank 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gnadenhutten, Ohio on December 19, 2002.



                                INDIAN VILLAGE COMMUNITY BANK
                                401(K) PLAN

                                By: /s/ Marty R. Lindon
                                    --------------------------------------------
                                    Marty R. Lindon
                                    President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


                                                                                           Sequentially
                                                                                             Numbered
                                                                                               Page
 Exhibit No.     Description            Method of Filing                                     Location
------------     ------------------     -------------------------------------               ----------

    4          Stock Certificate of   Incorporated herein by reference from the Exhibits
               Indian Village         of the Registrant's Registration Statement on Form
               Bancorp, Inc.          SB-2 filed with the SEC

    10         Indian Village         Filed herewith.
               Community Bank
               401(k) Plan and
               Adoption Agreement

    23         Consent of Crowe,      Filed herewith.
               Chizek and Company
               LLP

    24         Power of Attorney      Located on the signature page.


   EXHIBIT 10 INDIAN VILLAGE COMMUNITY BANK 401(K) PLAN AND ADOPTION AGREEMENT

               EXHIBIT 23 CONSENT OF CROWE, CHIZEK AND COMPANY LLP